UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2022, Celcuity Inc. (the “Company”) entered into a First Amendment to Representative’s Warrant (the “Warrant Amendment”) with Craig-Hallum Capital Group LLC (“Craig-Hallum”), amending the terms of that certain Representative’s Warrant, dated September 22, 2017 (the “Representative’s Warrant”) issued by the Company to Craig-Hallum in connection with the Company’s initial public offering.

Under the terms of the Warrant Amendment, (i) the number of shares of the Company’s common stock issuable upon exercise of the Representative’s Warrant was reduced from 138,000 shares to 70,000 shares, and (ii) the exercise period of the Representative’s Warrant was extended three years to September 19, 2025. There were no other material amendments or modifications to the Representative’s Warrant.

The foregoing description of the Warrant Amendment is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2022, the Board of Directors (the “Board”) of the Company, voted to increase the size of the Board from six members to seven members and to elect Polly Murphy, D.V.M., Ph.D. as a new director to fill the resulting vacancy. Dr. Murphy joined the Board as an independent director, effective immediately, for a term extending through the date of the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Dr. Murphy was not elected to the Board pursuant to any arrangement or understanding between her and any other person. The Board has not appointed Dr. Murphy to any committees as of the date hereof.

Upon election to the Board, and consistent with grants to other non-employee directors, the Company granted Dr. Murphy an option, under the Company’s 2017 Stock Incentive Plan (the “Plan”) to purchase 16,300 shares of common stock at an exercise price of $8.31, the closing price of the Company’s common stock on September 12, 2022. The option will vest and become exercisable as to all 16,300 shares upon the earlier of (i) the 2023 Annual Meeting or (ii) April 30, 2023. The Company expects to make grants of similar value each year that Dr. Murphy continues to serve on the Board and intends to enter into an indemnification agreement with Dr. Murphy that is substantially similar to those entered into by other members of the Board.

Additionally, the Company granted Dr. Murphy an option, under the Plan, to purchase 10,000 shares of common stock at an exercise price of $8.31, the closing price of the Company’s common stock on September 12, 2022. The options will vest and become exercisable as to 2,500 shares on each of September 12, 2023, 2024, 2025 and 2026.

Other than as described above, Dr. Murphy has not been a party to, nor has she had a direct or indirect material interest in, any transactions with the Company during the current fiscal year or prior fiscal years that would be reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the election of Dr. Murphy to the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Representative’s Warrant, dated September 13, 2022, between Celcuity Inc. and Craig-Hallum Capital Group LLC.

99.1	Press Release of Celcuity Inc. dated September 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2022

CELCUITY INC.

By	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer